Exhibit 99.2

Arogo Capital Acquisition Corp. Announces Closing of Initial Public Offering and Exercise of Full Over-Allotment Option

Miami, FL – December 29, 2021 – Arogo Capital Acquisition Corp. (the “Company”) announced today the closing of its initial public offering of 9,000,000 units at $10.00 per unit (the “Offering”). Each unit consists of one share of Class A common stock and one redeemable warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. The underwriters exercised their over-allotment option in full for an additional 1,350,000 units on December 27, 2021, which closed at the time of the closing of the Offering. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, are $103.5 million, prior to deducting underwriting discounts, commissions, and other Offering expenses.

The units have been listed on the Nasdaq Global Market (“Nasdaq”) and began trading on December 27, 2021, under the ticker symbol “AOGOU”. Once the securities comprising the units begin separate trading, the shares of common stock and warrants are expected to be listed on Nasdaq under the symbols “AOGO” and “AOGOW”, respectively.

The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company has not selected a business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company intends to focus its search for a target business with operations or prospective operations in electric vehicles (EV) technology, smart mobility or sustainable transportation and related business ecosystems in the Asia Pacific, primarily Southeast Asia, where the management team has extensive experience in the information technology, transportation operations, and manufacturing industries. The Company is led by its Chief Executive Officer, Suradech Taweesaengsakulthai.

EF Hutton, division of Benchmark Investments LLC (“EF Hutton”) served as sole book-running manager for the Offering.

Nelson Mullins Riley & Scarborough LLP served as legal counsel to the Company. The Loev Law Firm, PC served as legal counsel to EF Hutton.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from EF Hutton, division of Benchmark Investments LLC, 590 Madison Ave., 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on December 23, 2021. A final prospectus relating to this offering has been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the Company's initial public offering and the anticipated use of the net proceeds thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Arogo Capital Acquisition Corp.

848 Brickell Avenue, Penthouse 5

Miami, FL 33131

Suradech Taweesaengsakulthai

Chief Executive Officer

suradech@cho.co.th

(786) 442-1482